SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  October 10,2002



                     INTERGRAPH CORPORATION
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     (Exact name of registrant as specified in its charter)



       Delaware                    0-9722            63-0573222
----------------------        ----------------       ---------------
    (State or other             (Commission            (I.R.S.
    jurisdiction of             File Number)          Employer
    incorporation)                                Identification No.)


  Intergraph Corporation
One Madison Industrial Park
          IW2000                                     35894-0001
    Huntsville, Alabama
------------------------------                       ---------------
   (Address of principal                             (Zip Code)
    executive offices)




Registrant's telephone number, including area code:  (256) 730-2000


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  (Former name or former address, if changed since last report)



Item 5.   Other Events
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          On October 10, 2002, Intergraph Corporation (the
"Company") received a favorable ruling on its PIC patent infringement lawsuit against Intel Corporation ("Intel") in the Texas District Court trial. As a result of this ruling, and under the terms of the settlement reached with Intel in April 2002, Intel will pay the Company $150 million. Intel then has three options: (1) pay an additional $100 million to the Company and receive a license to the PIC patents, (2) appeal the District Court decision and, if they lose the appeal, pay the Company an additional $100 million, or (3) implement an approved workaround to the infringement. The $150 million is not refundable.

          The Company expects to know within the month which option Intel will choose.



Item 7.   Financial Statements and Exhibits
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(c)  Exhibits

          10.1 Settlement, Sale of Technology, and License
               Agreement between, inter alia, Intergraph
               Corporation and Intel Corporation (Incorporated by
               Reference to Exhibit 10.1 to Form 8-K dated April
               29, 2002)







                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         INTERGRAPH CORPORATION


Date: October 15, 2002      By: /s/ Larry J. Laster
                               ----------------------------------
                            Name:   Larry J. Laster
                            Title:  Executive Vice President and
                                    Chief Financial Officer

                          EXHIBIT INDEX

Exhibit No.                   Description
-----------    --------------------------------------------------

  10.1         Settlement, Sale of Technology, and License
               Agreement between, inter alia, Intergraph
               Corporation and Intel Corporation (Incorporated by
               Reference to Exhibit 10.1 to Form 8-K dated April
               29, 2002)